UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2009

U.S. Shipping Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-32326	20-1447743
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

399 Thornall St., 8th Floor
Edison, NJ	08837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 635-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements in this Current Report on Form 8-K which are not historical, including statements regarding the Partnership’s or management’s intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause its actual results to differ materially from those implied or expressed by the forward-looking statements. Such assumptions, risks and uncertainties are discussed in detail in the Partnership’s filings with the SEC and include, among other things, increased financing costs, no occurrence of an event of default under our credit agreement that would allow our lenders to immediately exercise their remedies under the credit facility, our liquidity, future charter rates and demand in the spot market for vessels. Investors are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Partnership assumes no responsibility to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. Entry into a Material Definitive Agreement.

Amendment of Credit Agreement

Effective as of February 27, 2009, the Partnership and its lenders amended:

•     the Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of October 20, 2008, to extend the lenders’ waiver of any potential defaults under the financial covenants in the Partnership’s senior credit agreement for the quarters ended September 30, 2008 and December 31, 2008 through the earlier of (i) March 13, 2009 and (ii) the date on which the Partnership makes an interest payment in respect of its senior notes; and

•     the Forbearance Agreement entered into with holders of a majority-in-interest of the outstanding loans under the senior credit agreement on December 30, 2008 to extend the termination date to the earliest to occur of (i) 5:00 p.m. (Eastern time) on March 13, 2009; (ii) the date on which the Partnership makes an interest payment in respect of its senior notes; (iii) the occurrence and continuance of any event of default other than the Partnership’s failure to make the December 31, 2008 principal and interest payments under the senior credit facility; and (iv) the failure by the Partnership to comply with any of the provisions of the Forbearance Agreement.

Prior to this extension the waiver and the Forbearance Agreement were to expire on February 27, 2009.

          In accordance with the terms of the Forbearance Agreement, the Partnership is currently engaged in good faith negotiations with the administrative agent and the lenders regarding restructuring and strategic alternatives. There can be no assurance that the Partnership’s negotiations with the lenders will be successful, or that the lenders will not declare all outstanding obligations under the senior credit agreement to be immediately due and payable and pursue their rights and remedies under the senior credit agreement upon termination of the Forbearance Agreement on March 13, 2009.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Title

10.1	Extension of Waiver and Fourth Amendment and Forbearance Agreement, dated as of February 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. SHIPPING PARTNERS L.P.

By:	US Shipping General Partner LLC,
its general partner

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer
(principal executive officer)

Date: March 9, 2009